UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2017
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Agreements

On January 27, 2017, the Compensation Committee of the Board of Directors of Telenav, Inc. (the “Company”) approved the following change to Section 11(e) of the Company’s 2009 Equity Incentive Plan, as amended.
(e)    Annual Award. Beginning on the date of the 2017 annual meeting of the stockholders of the Company and on each date of the annual meeting of the stockholders thereafter, each Outside Director will be automatically granted an Option to purchase 15,000 Shares of Common Stock (“Regular Annual Award”) at the exercise price per Share equal to the Fair Market Value of the Common Stock on the grant date of such Regular Annual Award and subject to the terms and conditions of the Plan. In the event that an Outside Director is appointed to the Board of Directors other than at an annual meeting of stockholders, such Outside Director will be automatically granted an Option to purchase that number of Shares of Common Stock equal to 15,000 multiplied by a fraction equal to the number of days from the date of such person’s appointment until the anniversary of the most recent annual meeting of stockholders divided by 365 (such award, a “prorated Annual Award” and collectively, with the Annual Awards, the “Annual Awards”)), such prorated Annual Award shall be granted at an exercise price per Share equal to the Fair Market Value of the Common Stock on the grant date of such prorated Annual Award and such prorated Annual Award shall be subject to the terms and conditions of the Plan.
Section 11(f)(ii) of the 2009 Equity Incentive Plan was amended as follows:
Subject to Section 14, the Regular Annual Award will vest in twelve (12) equal monthly installments following the date the Regular Annual Award is granted, provided that the Participant continues to serve as a Director through such date. Subject to Section 14, the Prorated Annual Award will vest in a number of equal monthly installments following the date the Prorated Annual Award is granted equal to the number of full months from the date of grant until the one year anniversary of the last annual meeting of stockholders of the Company, provided that the Participant continues to serve as a Director through such date.
The 2009 Equity Incentive Plan, as amended, is attached as Exhibit 10.4.3 to this Form 8-K.

Item 2.02. Results of Operations and Financial Condition

On January 31, 2017, Telenav, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended December 31, 2016. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. On the same day, the Company will host an investor conference call and live webcast at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
The Company is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release and financial tables.

Item 5.02(b) Departure of Directors or Certain Officers

On January 31, 2017, Loren Hillberg, General Counsel and Secretary of the Company and President and General Manager of Thinknear, Inc., announced his resignation from his position as an officer of the Company, effective February 3, 2017. Mr. Hillberg’s resignation was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Hillberg is expected to provide consulting services to the Company, though he has not entered into a formal agreement to that effect.

Item 5.02(e)    Compensatory Arrangements of Executive Officers and Directors

On January 27, 2017, the Compensation Committee of the Board of Directors of the Company (with Ms. Francis abstaining) granted to each of Karen Francis and Rick B. Gold prorated Annual Awards to purchase 14,014 shares of Common Stock of the Company at a per share price to be equal to the closing sale price reported on the NASDAQ Global Select Market on February 3, 2017, which prorated Annual Awards shall vest as to 1/11th of the shares each month that the recipient continues to serve as a member of the Company’s Board of Directors.

Item 7.01    Regulation FD Disclosure

On January 31, 2017, the Company provided an investor slide presentation on its investor relations webpage (investor.telenav.com).

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description

10.4.3	2009 Equity Incentive Plan, Amended and Restated as of January 27, 2017
99.1	Press release of Telenav, Inc. dated January 31, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: January 31, 2017	By: /s/ Michael Strambi
Name: Michael Strambi
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.4.3	2009 Equity Incentive Plan, Amended and Restated as of January 27, 2017
99.1	Press release of Telenav, Inc. dated January 31, 2017